UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

(651) 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries

On July 25, 2017, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cardiovascular Systems, Inc. (the “Company”) approved base salaries for Laurence L. Betterley, the Company’s Chief Financial Officer, and Kevin J. Kenny, the Company’s Chief Operating Officer, of $379,212 and $430,000, respectively, for the year ending June 30, 2018.

On July 26, 2017, the Board approved a base salary for Scott R. Ward, the Company’s Chairman, President and Chief Executive Officer, of $650,000 for the year ending June 30, 2018.

Fiscal 2018 Incentive Plan

On July 25, 2017 and July 26, 2017, the Board and the Committee approved the incentive compensation plans for the Company’s executive officers for the year ending June 30, 2018, as described below.

Cash Bonus Plan

For the 12 month period ending June 30, 2018, each executive officer of the Company is eligible to receive cash incentive compensation pursuant to the Fiscal 2018 Executive Officer Bonus Plan (the “Bonus Plan”), based on the Company’s achievement of revenue and adjusted EBITDA financial goals for such period. Adjusted EBITDA is defined as EBITDA with stock compensation added back into the calculation. Target bonus amounts are weighted 50% for the revenue goal and 50% for the adjusted EBITDA goal. Target bonus levels as a percentage of base salary are 115% for the Chief Executive Officer, 90% for the Chief Operating Officer, 75% for the Chief Financial Officer, 65% for the Chief Talent Officer, and 50% for the other executive officers. Depending upon the Company’s performance against the goals, participants are eligible to earn up to 200% of each of the adjusted EBITDA and revenue portions of their target bonus amount. The Bonus Plan criteria are the same for all of the executive officers. Participation in the Bonus Plan for each executive officer is in the form of a grant of Performance Units. In connection with the approval of the Bonus Plan, the Committee approved a revised form of Performance Unit Award Agreement that includes a clawback feature in the event of a required restatement of the Company’s financial statements, which form will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

Long-term Incentive Plan

Each executive officer of the Company will receive grants of restricted stock under the fiscal 2018 long-term incentive plan, effective three business days following the release of the Company’s financial results for the year ended June 30, 2017. The restricted stock grants will be based on a target equity percentage of each executive officer’s base salary, with 40% of such target amount allocated to time-vesting restricted stock and 60% of such target amount allocated to performance-vesting restricted stock; provided, that the performance-vesting restricted stock will be granted to each executive officer at 200% of the target number of shares allocated to performance-vesting restricted stock, and any shares not earned will be forfeited upon confirmation of performance achievement. Target equity grants as a percentage of base salary are 375% for the Chief Executive Officer, 225% for the Chief Financial Officer and the Chief Operating Officer, and 125% for the other executive officers.

The time-vesting restricted stock grants will vest in equal installments of 1/3 on each of the first three anniversaries of August 13, 2017. The performance-vesting restricted stock grants will vest based on the Company’s total shareholder return relative to total shareholder return of the Company’s peer group (as determined by the Committee), as measured by the closing prices of the stock of the Company and the peer group members for the 90 trading days preceding July 1, 2017 compared to the closing prices of the stock of the Company and the peer group members for the 90 trading days preceding July 1, 2020. Vesting of the performance-vesting shares will be determined on the date that the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2020 is filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 28, 2017

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer